As filed with the Securities and Exchange Commission on November 5, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     _______

                              Thor Industries, Inc.
               (Exact Name of issuer as specified in its charter)

           Delaware                                    93-0768752
(State or Other Jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                              419 West Pike Street
                           Jackson Center, Ohio 45334
                                 (937) 596-6849
                    (Address of principal executive offices)
                                 _______________

                              THOR INDUSTRIES, INC.
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)
                                 _______________

                          Walter L. Bennett, Secretary
                              Thor Industries, Inc.
                              419 West Pike Street
                           Jackson Center, Ohio 45334
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (937) 596-6849

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
Title of Shares   Amount to be  Proposed        Proposed          Amount of
to be Registered  Registered    Maximum         Maximum           Registration
                                Offering Price  Aggregate         Fee
                                Per Share(1)    Offering Price(1)
________________________________________________________________________________

Common Stock (par
value $.010 per    500,000      $24.8125        $12,406,250.00    $4,138.73
share)...........  shares
________________________________________________________________________________


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, using the average of the high and low sale prices reported on the New York Stock Exchange on November 1, 1999.

         There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Thor Industries, Inc. 1999 Stock Option Plan.

                                     PART I

Item 1.           PLAN INFORMATION.

                  Not included pursuant to Form S-8 instructions.

Item 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not included pursuant to Form S-8 instructions.

                                     PART II

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  Thor Industries, Inc. (the "Company") hereby incorporates herein by reference the following documents:

                  (1) The Company's annual report on Form 10-K for the year ended July 31, 1999;

                  (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after July 31, 1999; and

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on August 8, 1986, and any report filed for the purpose of updating such description.

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Alan Siegel, a director of the Company, is a member of the firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. which renders legal services to the Company. Mr. Siegel is eligible to receive options under the Plan.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law grants each corporation organized under Delaware law, such as the Company, the power to indemnify its directors and officers in certain circumstances.

                  The Company's By-laws and Restated Certification of Incorporation provide for indemnification of directors and officers of the Company to the extent permitted by Section 145. Additionally, the By-laws and the Restated Certificate of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for the breach of any fiduciary duty as director, except (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, as amended from time to time, or (d) for any transaction from which the director derived an improper personal benefit.

                  Except to the extent hereinabove set forth, there is no Charter provision, By-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in capacity as such.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.           EXHIBITS.

Exhibit No.                                       Exhibit
___________

     3.1                   Restated Certificate of Incorporation of the Company.

     3.2 By-Laws of the Company (incorporated by reference to the Company's Form S-8 registration statement, File No. 33-13827).

     4.1                   Thor Industries, Inc. 1999 Stock Option Plan.

     5.1                   Opinion of Akin, Gump, Strauss,  Hauer & Feld, L.L.P.
                           as to legality of the securities being registered.

     23.1                  Consent of Independent Auditors.

     24.1 Power of Attorney (included on signature page of this Form S-8).

Item 9.           UNDERTAKINGS.

                  (a)      The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                           10(a)(3)   of  the   Securities   Act  of  1933  (the
                           "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------   -------
information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of November, 1999.

                                  THOR INDUSTRIES, INC.

                                  /S/ WADE F. B. THOMPSON
                                  ----------------------------------
                                  By:      Wade F. B. Thompson
                                           President, Chairman of the Board
                                           and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Thor Industries, Inc. hereby severally constitutes and appoints Walter L. Bennett, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/S/ WADE F. B. THOMPSON
__________________________       President, Chairman of the Board, and
Wade F.B. Thompson               Chief Executive Officer                     November 5, 1999
                                 (principal executive officer)

/S/ PETER B. OTHWEIN
__________________________
Peter B. Orthwein                Vice-Chairman, Treasurer, and Director      November 5, 1999

/S/ WALTER L. BENNET
__________________________       Senior Vice President, Chief
Walter L. Bennett                Administrative and Financial Officer        November 5, 1999
                                 (principal accounting officer)

/S/ NEIL D. CHRISMAN
__________________________
Neil D. Chrisman                 Director                                    November 5, 1999

__________________________
Alan Siegel                      Director                                    November 5, 1999




                                       5



/S/ JAN H. SUWINSKI
__________________________
Jan H. Suwinski                     Director                                 November 5, 1999

/S/ WILLIAM C. TOMSON
__________________________
William C. Tomson                   Director                                 November 4, 1999



                                INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.                                         Exhibit
___________

     3.1                   Restated Certificate of Incorporation of the Company.

     3.2 By-Laws of the Company (incorporated by reference to the Company's Form S-8 registration statement, File No. 33-13827).

     4.1                   Thor Industries, Inc. 1999 Stock Option Plan.

     5.1                   Opinion of Akin, Gump, Strauss,  Hauer & Feld, L.L.P.
                           as to legality of the securities being registered.

     23.1                  Consent of Independent Auditors.

     24.1 Power of Attorney (included on signature page of this Form S-8).






















                                       7